Exhibit 99.1

Fox Factory Holding Corp. Announces Pricing of Secondary Public Offering

SCOTTS VALLEY, Calif., March 10, 2016 — Fox Factory Holding Corp. (NASDAQ:FOXF) (the “Company”), today announced the pricing of the previously announced secondary public offering of 2,500,000 shares of the Company’s common stock by one of its existing stockholders (the “selling stockholder”) in an underwritten secondary offering pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (“SEC”), at a price to the public of $16.50 per share. The last reported sale price of the Company’s common stock on March 10, 2016 was $17.37 per share.

Jefferies LLC is acting as the sole underwriter for the offering. In addition, another of the Company’s existing stockholders agreed to grant the underwriter the option to purchase an aggregate of up to 375,000 additional shares of the Company’s common stock. The stockholders selling shares to the underwriter will receive all of the proceeds from this offering. No shares are being sold by the Company.

As previously announced, the Company has also entered into an agreement with the selling stockholder to repurchase 500,000 shares of common stock from the selling stockholder that will close concurrently with the closing of the offering. The Company expects to fund the share repurchase with a combination of borrowings under its revolving credit facility and cash on hand. The share repurchase is part of the Company’s existing $40 million share repurchase program. The share repurchase is subject to the completion of the offering. The closing of the offering is not contingent on the closing of the share repurchase.

The Company has filed a registration statement on Form S-3 (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the registration statement, prospectus, prospectus supplement and other documents the Company has made available with the SEC for information about the Company and the offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and accompanying prospectus supplement, when available, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: 1-877-547-6340 or e-mail: Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Fox Factory Holding Corp. (Nasdaq:FOXF)

Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.

FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Forward-Looking Statements

Certain information contained in this press release, particularly information regarding completion of the offering and share repurchase, constitutes forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and generally contain words such as “believes”, “expects”, “may”, “will”, “intends” or similar expressions. The Company’s forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to market conditions; local, regional, national and international economic conditions; and other factors disclosed from time to time in the prospectus, the Company’s Annual Report on Form 10-K and other filings with the SEC. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.